FFTW FUNDS, INC.
	Form N-SAR for the period ending December 31, 1996
	File Number 811-5796





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 20th day of March, 1997



							FFTW FUNDS, INC.




                                        							By: /s/ William E. Vastardis
                                              								 William E. Vastardis
                                               								Secretary




Witness: /s/ Eric P. Nachimovsky
	            Eric P. Nachimovsky